PROSPECTUS SUPPLEMENT                      This Prospectus Supplement,
FOR THE PERIOD ENDING                      filed pursuant to Rule 424(b)(3),
NOVEMBER 30, 1999 TO                       relates to Registration Statement
PROSPECTUS DATED                           No. 33-57302-02 and the
JANUARY 26, 1993                           Prospectus dated January 26, 1993

                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 1999


                           DISCOVER CARD TRUST 1993 B
                           --------------------------
             (Exact name of Registrant as specified in its charter)


Delaware                    0-21506                  Not Applicable
--------                    -------                  --------------
(State of                  (Commission                (IRS Employer
organization)              File Number)           Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                            19720
---------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (302) 323-7826

                                 Not Applicable
                                 --------------
                 (Former address, if changed since last report)




                                  Page 1 of 14
                         Index to Exhibits is on page 4

Item 5.  Other Events

On December 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of November 1999, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

 (c)     Exhibits

Exhibit No.       Description
-----------       -----------
21                Monthly Certificateholders' Statement for Discover Card Trust
                  1993 B related to the Due Period ending November 30, 1999.

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      DISCOVER CARD TRUST 1993 B
                                            (Registrant)

                                   By: DISCOVER RECEIVABLES FINANCING
                                     GROUP, INC.
                                     as originator of the Trust


                                By:  Richard W. York
                                     ------------------------------
                                     Richard W. York
                                     Vice President


Date:  December 15, 1999

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
21                Monthly Certificateholders' Statement for Discover Card Trust
                  1993 B related to the Due Period ending November 30, 1999.